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                                                                   Exhibit 10.29



                          PATENT AND TECHNOLOGY LICENSE
                                       AND
                          REGISTRATION RIGHTS AGREEMENT

        This PATENT AND TECHNOLOGY LICENSE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 29, 2000 by and between AccuMed International, Inc., a Delaware corporation ("AccuMed"), and BCAM International, Inc., a New York corporation ("Licensee").

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AccuMed and Licensee hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

        The following capitalized terms used in this Agreement shall have the respective meanings ascribed to them below in this Section unless otherwise expressly defined in this Agreement (such definitions shall be equally applicable to both the singular and plural forms of the defined terms). The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

               "AccuMed Improvement" means any redesign, enhancement, or modification, of the Licensed Products, whether or not patentable, developed by AccuMed or any third party on AccuMed's behalf.

               "Affiliate" means, with respect to a specified Person, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person.

               "Cash/Stock Payment" has the meaning set forth in Section 3.3.

               "Claim" means a patent claim made in a pending patent application or in an issued patent.

               "Copyrighted Work" means AccuMed's copyrighted works which relate to the Patent Rights or Technology and which are delivered to and accepted by Licensee pursuant to Section 2.7.

               "Field" means the field of morphological, cytochemical, cytogenetic, and

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quantitative sputum cytology, including without limitation DNA, malignancy-associated changes, and any other genetic or molecular diagnostic analyses for early lung cancer detection, screening, diagnosis, prognosis and therapeutic monitoring.

               "Field Exclusivity" means that the Field is exclusive to Licensee.

               "Foreign Patents" means, collectively, the letters patent, if any, covering Claims of the U. S. Patents which are applied for by AccuMed or issued to AccuMed in a country other than the United States as listed on
Schedule 2 (as amended from time to time to include all future AccuMed patents related to the Field), subject to the provisions of Section 5.1 governing the prosecution thereof.

               "Guaranteed Cash License Fee" has the meaning set forth in
Section 3.1.

               "Licensed Product" means any device, apparatus, instrument, equipment, consumables, data, system, or component thereof, or method or process or embodiments thereof which are covered by the Claims of the Patents or the subject matter of the Technology, including without limitation AcCell, TracCell, MACcell, AcCell-Savant, AccuTech, BioSight, Cognetics (certain of the preceding product names are trademarks of AccuMed), DNA stains and kits, and related supplies (e.g. calibration slides).

               "Licensee Improvement" means any redesign, enhancement, or modification, of the Licensed Products, whether or not patentable, developed by Licensee or any third party on Licensee's behalf.

               "Non-Cancellation Period" has the meaning set forth in Section
9.3.

               "Patents" means, collectively, the U. S. Patents and the Foreign Patents.

               "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, governmental authority, or any other entity.

               "Proprietary Information" has the meaning set forth in Section
6.1.

               "Required Royalty" has the meaning set forth in Section 3.2.

               "Sales" means the gross amount of all sales, revenues, receipts, cash, monies, fees, other amounts invoiced or collected by Licensee (whether on its own or through its distributors or agents) in any currency or denominations (whether in cash or by way of other benefit, advantage, or concession (in which case the applicable revenue will be the monetary equivalent or value of same)) from the manufacture, use, sale, offer to sell, rental, lease or other transfer of any Licensed Product, including without limitation on a per click, per test, per assay, per slide or per use basis.

               "Stock Payment" has the meaning set forth in Section 3.4.



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               "Technology" means product designs, models, prototypes,
schematics, copyrighted works, know-how, technical information, and trade secrets (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes and techniques, research and development information, drawings, blue prints, specifications, designs, bills of material, computer software, and documentation), and embodiments thereof (in whatever form or medium) of AccuMed (whether currently existing or developed by AccuMed during the term of this Agreement) which directly relate to the Field, and to, more generally, computer-aided microscopy, quantitative microscopy systems, and automated cytometry and histomery systems..

               "Termination Default" has the meaning set forth in Section 8.1.

               "Territory" means the United States and any other country throughout the world.

               "U. S. Patents" means (i) Patents and the Applications for Letters Patent listed on Schedule 2 (as amended from time to time to include all future AccuMed patents related to the Field), (ii) the continuations, continuations-in-part or divisions thereof, (iii) the letters patent issuing therefrom by the United States Patent and Trademark Office, and (iv) the extensions, renewals or reissues of such letters patent.

                                    SECTION 2
                        LICENSE OF PATENTS AND TECHNOLOGY

        2.1 GRANT OF LICENSE IN PATENTS. AccuMed hereby grants to Licensee, and Licensee accepts from AccuMed, a non-transferable, non-divisible license to make, have made, use, offer to sell, and sell Licensed Products covered by the Claims of the Patents (whether now existing or developed in the future by AccuMed) throughout the Territory on the terms and provisions hereof; the license is exclusive as to the Field.

        2.2 GRANT OF LICENSE IN TECHNOLOGY. AccuMed hereby grants to Licensee, and Licensee accepts from AccuMed, an exclusive, non-transferable, non-divisible license to make, have made, use, offer to sell, and sell Licensed Products covered by the subject matter of the Technology (whether now existing or developed in the future by AccuMed) throughout the Territory on the terms and provisions hereof; the license is exclusive as to the Field.

        2.3 GRANT OF LICENSE IN COPYRIGHTS. AccuMed hereby grants to Licensee, and Licensee accepts from AccuMed, an exclusive, nontransferable, non-divisible license to use and copy the Copyrighted Works in the Field on the terms and provisions hereof.

        2.4 SCOPE OF GRANT. (a) The licenses in the Patents, the Technology, and the Copyrighted Works granted hereunder are not transferable (except as expressly permitted by Section 11.8) and no right to sublicense is extended by this Agreement. Licensee acknowledges that no license or right is hereby granted by implication, estoppel, or otherwise, under any patent or patent right, know-how, or trade secret not expressly identified in this Agreement. Licensee



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shall not make, have made, use, offer to sell, sell, or otherwise commercially exploit any Licensed Products outside the scope of the licenses granted hereunder.

               (b) AccuMed reserves all rights not expressly granted herein. The license in the Copyrighted Works granted hereunder shall be coincident and coterminous with the licenses in the Patents and the Technology hereunder. Without limiting the foregoing, the licenses granted hereunder shall not be interpreted to limit or derogate AccuMed's right or ability to make, have made, use, offer to sell, sell, license or to otherwise commercially exploit for its own benefit the Patents, the Technology, and the Copyrighted Works in any manner in connection with any products, systems, or processes or licenses outside of the Field Exclusivity.

        2.5 IMPROVEMENTS. Licensee Improvements will be owned by Licensee. AccuMed Improvements will be owned by AccuMed. Licensee hereby grants to AccuMed a non-exclusive license to use Licensee Improvements outside the Field Exclusivity, solely to the extent Licensee shall have rights therein and coterminous with the licenses granted to Licensee hereunder. AccuMed Improvements shall be covered by the license grants under this Agreement solely to the extent AccuMed shall have rights therein. Each party shall keep the other party fully apprised of any improvements it may develop for the Licensed Product and shall give the other party prompt written notice of any of the same, which shall be given, in any event, not later than ten (10) business days after such party becomes aware of the same.

        2.6 DUTY TO MARKET. Licensee hereby covenants and agrees that during the term of this Agreement it will use its best efforts to design, develop, manufacture, sell, market, and support the Licensed Products as they are deemed by Licensee to be useful in Licensee's business development within the Field.

        2.7 DUTY TO DELIVER DOCUMENTATION. AccuMed shall at its sole cost and expense, within forty-five (45) days after execution of this Agreement by Licensee, deliver to Licensee a tangible and/or electronic copy of all of AccuMed's documentation of the Patents and the Technology.

                                    SECTION 3
                  LICENSE FEES, ROYALTIES, RECORDS, AND REPORTS

        3.1 GUARANTEED CASH LICENSE FEE. Licensee shall pay AccuMed a Guaranteed Cash License Fee equal to [***] (the "Guaranteed Cash License Fee"), of which [***] shall be paid by Licensee to AccuMed on the date hereof by wire transfer to the account of AccuMed designated in writing (and shall be a condition precedent to the effectiveness of the license grants hereunder) and the remainder of which shall be payable in accordance with the following payment schedule:


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confidential redacted portion has been omitted and filed separately with the
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                      (i)    [***]
                      (ii)   [***]
                      (iii)  [***]
                      (iv)   [***]
                      (v)    [***]
                      (vi)   [***]

        The payments referred to in (i) through (vi) above shall be made by wire transfer to the account of AccuMed designated in writing by AccuMed at least two business days prior to the payment due date. Licensee shall pay AccuMed a [***]% late fee on the amount of any late payment from the fifth day after the due date until the payment is made. The Guaranteed Cash License Fee shall be deemed to be a license issue fee and shall neither be (i) refundable nor (ii) (except as expressly provided in paragraph (b) of Section 5.1, in Section 5.2, and in
Section 5.3) in any circumstance credited or recoupable against any of the Required Royalty payments due AccuMed under this Agreement.

        3.2 REQUIRED ROYALTY; CREDIT FOR FIRST $[***]. For the rights and privileges granted to Licensee under this Agreement, Licensee (subject to paragraph (b) of Section 5.1, Section 5.2, and Section 5.3) shall pay to AccuMed from and after the date hereof until the licenses hereunder are terminated in accordance with this Agreement, a royalty rate equal to the percentage specified on Schedule 1 of all Sales of any Licensed Product (the "Required Royalty"). A product is considered subject to a Sale hereunder when payment is collected. Licensee shall make the Required Royalty payments quarterly on or prior to the tenth business day following the end of each quarter for which Required Royalties are owing. The first $[***] of Required Royalties shall be credited against the Cash/Stock Payment. Licensee's obligation to make quarterly payments of Required Royalties shall commence with the first quarter in which Required Royalties in excess of $[***] have been accrued.

        3.3 CASH/STOCK PAYMENT. (a) As part of the consideration paid for the licenses granted herein, Licensee shall pay AccuMed either $[***] (the "Cash/Stock Payment") in cash or shares of Licensee's common stock ("Licensee Common Stock"). On the first anniversary of this Agreement, Licensee shall notify AccuMed whether it elects to make the Cash/Stock


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confidential redacted portion has been omitted and filed separately with the
Securities and Exchange Commission.



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Payment in cash or Licensee Common Stock. If Licensee elects to make such payment in cash, it shall pay the cash to AccuMed within ten business days following the first anniversary of this Agreement.

               (b) If Licensee elects to make such payment in Licensee Common Stock, Licensee shall deliver to AccuMed a certificate or certificates representing the Licensee Common Stock within ten business days following the date on which the Securities and Exchange Commission (the "SEC") declares effective the registration statement registering the resale of such shares by AccuMed, as provided in Section 10. Notwithstanding the foregoing, if the SEC has not so declared such registration statement effective on or prior to the ninetieth day following the first anniversary of this Agreement, Licensee shall make the Cash/Stock Payment to AccuMed in cash within ten business days following such ninetieth day. The number of shares of Licensee Common Stock delivered to AccuMed having a fair market value of $[***] shall be determined by reference to (i) the average closing bid price of the Licensee Common Stock, for twenty (20) consecutive trading days ending on the date on which the SEC declares the registration statement effective, as reported by Nasdaq, if the Licensee Common Stock is traded on the Nasdaq Bulletin Board or SmallCap Market, or (ii) the average last reported sales price of the Licensee Common Stock, for twenty (20) consecutive trading days ending on the date on which the SEC declares the registration statement effective, as reported by the primary exchange on which the Licensee Common Stock is traded, if the Licensee Common Stock is traded on a national securities exchange, or by Nasdaq, if the Licensee Common Stock is traded on the Nasdaq National Market. The Licensee Common Stock, if issued in payment of the Cash/Stock Payment, shall be fully paid and non-assessable, and shall be issued without violation of any preemptive rights.

        3.4 STOCK PAYMENT. As part of the consideration paid for the licenses granted herein, Licensee shall issue to AccuMed a number of shares of Licensee Common Stock (the "Stock Payment") determined as follows. The number of shares shall equal to [***]% of the total number of shares of Licensee Common Stock and any other class of common stock of the Licensee outstanding on the first anniversary of this Agreement determined as follows. For purposes of this calculation shares outstanding:

                (i) except as provided in paragraph (ii) below, shall include all shares issuable upon exercise of warrants, conversion of convertible preferred stock, convertible notes and any other securities (other than employee and director stock options) outstanding on the first anniversary of this Agreement exercisable for or convertible into any class of common stock of Licensee;

               (ii) shall include all shares issued and outstanding on the date hereof and all shares issued and outstanding or issuable upon exercise or conversion of securities sold during the first year of this Agreement having aggregate gross proceeds of up to $[***]; and shall exclude any shares issued or issuable as a result


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               of sales of securities during the first year of this Agreement exceeding the $[***] referenced in the immediately preceding clause.

Licensee shall deliver to AccuMed a certificate or certificates representing the Stock Payment within ten business days following the first anniversary of this Agreement. If AccuMed's board of directors declares a dividend of all or part of the Stock Payment to AccuMed's stockholders, Licensee shall reimburse AccuMed for all reasonable, documented expenses related to such dividend distribution. The Licensee Common Stock issued in payment of the Stock Payment shall be fully paid and non-assessable, and shall be issued without violation of any preemptive rights.

        3.5 SCOPE OF ROYALTY. Sales subject to royalty shall not in any way be limited by territorial limitations or by the source of those revenues, and will include any revenues which Licensee directs to be paid to any other Person. The calculation of Sales will be carried out in accordance with generally accepted accounting principles applied on a consistent basis. Licensee will take all reasonable and prudent steps necessary to collect monies payable on account of Licensed Products.

        3.6 AFFILIATED PERSON SALES. If Licensee sells, rents, or offers for use a Licensed Product or otherwise makes a Sale to any Affiliate, then the Sales with respect thereto shall be the price or terms at which Licensee should have made the same Licensed Product available to a bona fide third party on an arms length basis. No deductions or allowances whatsoever shall be made for the cost of collections, or for commissions to Licensee's employees, officers, or directors or any Affiliate.

        3.7 PERIODIC REPORTS. Licensee, on the fifth business day following the close of each calendar quarter, beginning with the calendar quarter in which Licensee commences any actual Sales of Licensed Products, shall deliver to AccuMed a true and accurate written report certified by Licensee's chief financial officer of all of its Sales activities relating to the Licensed Product for the immediately preceding calendar quarter to facilitate the proper computation of the Required Royalty. These reports shall include the following:
(i) true and correct copies of all current product catalogues and price lists of Licensee; (ii) identification of the quantity and type of any Licensed Products sold, leased or rented upon which royalties are due; (iii) gross receipts for such sale, lease or rental; and (iv)royalty due AccuMed.

In addition to the periodic reports described above, Licensee shall provide AccuMed with copies of Licensee's annual audited financial statements within one hundred twenty (120) days after the end of Licensee's fiscal year.

        3.8 FINANCIAL RECORDS. Licensee shall keep full, true, and accurate books of account containing all particulars which may be necessary for the purpose of showing the royalty amounts payable to AccuMed hereunder. These books of account shall be kept by Licensee at the usual place where its other books are kept. These books and their supporting data will be open at reasonable times, for a period of three (3) years following the end of the calendar year to which they pertain, for inspection by an independent certified public accountant retained by


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AccuMed for the purpose of verifying Licensee's royalty statements or Licensee's compliance with other provisions of this Agreement pursuant to Section 3.9. Licensee shall prepare or cause the preparation of annual audited financial statements for the purposes of reporting under Section 3.7.

        3.9 AUDIT RIGHTS. AccuMed shall have the right to have periodic audits of Licensee performed on not less than fifteen (15) days' advance written notice by AccuMed to Licensee for the purposes of verifying royalty payments under this Agreement. AccuMed shall be permitted to perform such audits not more often than once in any calendar year. AccuMed may, in its discretion, retain the services of an independent certified public accountant to perform any such audit. AccuMed shall pay for the services of any such independent certified public accountant, except as provided in this Section below. AccuMed will notify Licensee if AccuMed's independent certified public accountant determines that Licensee has understated the royalties due AccuMed by five percent (5%) or more over a calendar quarter (a "Royalty Understatement"). If Licensee notifies AccuMed within fifteen (15) days of such notice that Licensee's own independent certified public accountant disputes the determination of AccuMed's certified public accountant as to any Royalty Understatement (a "Licensee Dispute Notice"), then the parties shall mutually designate a third independent certified public accountant to audit the royalty payments hereunder. The determination of such third accountant shall be binding on the parties. If Licensee does not make a Licensee Dispute Notice or if any such third accountant also determines that there has been a Royalty Understatement, then Licensee shall pay to AccuMed, within fifteen (15) days after notice of a Royalty Understatement by AccuMed or such third accountant, as applicable, (i) the balance of such Royalty Understatement as determined by AccuMed's accountant, but if there is a third accountant, as determined by such third accountant, (ii) a penalty fee equal to five percent (5%) of any such Royalty Understatement plus interest thereon at a rate equal to one percent (1%) per month or such lesser amount as required by law, computed from the day on which such royalties were due and owing to AccuMed, and (iii) the reasonable fees of AccuMed's accountant for its services and, if applicable, any third accountant for its services. If any such third accountant determines that there has not been a Royalty Understatement, then AccuMed shall pay the reasonable fees for the services of such third accountant.

        3.10 INTEREST. Licensee shall pay AccuMed interest on all royalty amounts which are past due under this Agreement at an interest rate equal to one percent (1%) per month (or such lesser amount as required by law). Interest under this Section shall be computed from the day the royalty amounts are due and payable under this Agreement.

        3.11 CURRENCY. All payments from Licensee to AccuMed shall be in U.S. dollars (U.S.$), unless Licensee has been paid by any purchaser of the Licensed Products in some other currency and AccuMed elects to be paid by Licensee with regard to that transaction in the same currency.

        3.12 TAXES. The payment to AccuMed of the royalties, fees, compensation, and other payments provided for in this Agreement shall be free of any taxes, charges, or remittance fees, whether levied by the federal, state, or municipal governments in the Territory, or by other authorities, except for such income tax which may be expressly required by the laws of the



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governments in the Territory to be paid for the account of AccuMed. The payment of any such income taxes levied upon or withheld from royalties, fees, compensations, or other payments due to AccuMed, and the filing of any information or tax returns with respect thereto, shall be the responsibility of Licensee, who shall be liable to AccuMed with respect to any amounts, fines, or penalties arising out of or resulting from any failure, delay, or error in discharging the aforesaid obligation.

                                    SECTION 4
                              VALIDITY AND MARKING

        4.1 VALIDITY. If Licensee or another challenges the validity of any of the Patents once issued, Licensee agrees and is obligated to continue paying all royalties due before such time as a final determination of invalidity and during the pendency of any such validity challenge, and Licensee is not entitled to any refund or credit for any such past royalty or Guaranteed Cash License Fee. If Licensee challenges the validity of any of the Patents, Licensee agrees to pay AccuMed's reasonable attorneys' fees and all associated costs in defending such action, unless all of the Claims of each challenged Patent are held invalid or unenforceable. Licensee agrees and is obligated to continue paying royalty payments during the pendency of any challenge to the validity of any of the Patents. If final judgments that are beyond further right of appeal are entered which finally invalidate all issued Patents, thereafter Licensee's sole remedy shall be the reduction in the rate of the Required Royalty in accordance with
Section 9.2; and Licensee shall continue thereafter to be obligated to pay such reduced Required Royalty and any unpaid Guaranteed Cash License Fee, Cash/Stock Payment and Stock Payment. Licensee shall not challenge the validity of any of the Technology or the Copyrighted Works.

        4.2 MARKING. As to any Patents issued, Licensee shall mark all Licensed Products covered by the Claims of such Patent with the following statement, with the bracketed language completed as appropriate, or, if any Foreign Patent issues, such other similar statement as may be required under the laws applicable to the marking of any such Foreign Patent:

               "Licensed by [current corporate name of Licensee] under one or more of the following patents: United States Patent Nos. [insert the applicable patent numbers for the Patents which have issued]."

                                    SECTION 5
                    PROSECUTION; PROTECTION; AND INFRINGEMENT

        5.1 PROSECUTION AND PROTECTION.

               (a) AccuMed shall diligently and in a commercially reasonable manner prosecute the application for and the issuance of the U.S. Patents and Foreign Patents that AccuMed, in its sole discretion, decides to prosecute, at the sole cost and expense of AccuMed. AccuMed shall diligently and in a commercially reasonable manner maintain issued Patents at AccuMed's sole cost and expense. If AccuMed determines in its sole discretion for commercial reasons to abandon prosecution or maintenance of a patent application or issued patent, as the case may be, in any jurisdiction, Licensee may elect to prosecute such application or maintain such issued



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patent in such jurisdiction at its sole expense. In such case, AccuMed shall assign all rights to Licensee necessary for Licensee to pursue such action.

               (b) Licensee shall notify AccuMed in writing of Licensee's sale of Licensed Products in any foreign country upon or prior to the date on which Licensee first sells Licensed Products in such country. If a Foreign Patent shall not already be pending or issued in such country, AccuMed shall have twenty-one (21) days from such written notice to notify Licensee in writing whether or not AccuMed will commence the prosecution of a Foreign Patent in such country. If AccuMed elects, in such notice, to prosecute a Foreign Patent in such country, AccuMed will promptly commence the prosecution thereof. If AccuMed elects, in such notice, not to prosecute a Foreign Patent in such country or if AccuMed fails to make a timely election, then Licensee may elect to prosecute such Foreign Patent, at Licensee's sole cost and expense, for and on behalf of and in the name of AccuMed. Licensee may deduct all reasonable out-of-pocket costs and expenses, including without limitation, attorneys' fees and filing costs, incurred by Licensee for its prosecution (in accordance its election under with this paragraph) of Foreign Patents in any foreign country from the Required Royalties (but not the Guaranteed Cash License Fee) applicable to that country under Section 3.2. AccuMed will provide to Licensee all information, papers, instruments or affidavits required to apply for and obtain Foreign Patents in AccuMed's name and will provide reasonable assistance to Licensee in Licensee's efforts to prosecute any Foreign Patents in accordance with its election under this paragraph. Any such Foreign Patents prosecuted by Licensee for and on behalf of AccuMed shall be the sole and exclusive property of AccuMed, but Licensee shall be granted a license thereunder coincident with the grant under Section 2.1 for all Foreign Patents.

               (c) Except as provided in this Section, for and on behalf of AccuMed, Licensee shall not prosecute any letters patent in any foreign country covering any of the Claims of the U. S. Patents or any Foreign Patents. As requested by AccuMed from time to time, Licensee shall provide reasonable assistance to AccuMed (at AccuMed's sole cost and expense for the U. S. Patents and the Foreign Patents in Canada and the European Community but otherwise at the equal cost and expense of AccuMed and Licensee or Licensee's sole expense as determined in accordance with paragraph (b) of this Section) in AccuMed's prosecution of the Patents in accordance with this Section. AccuMed shall maintain any issued Patents in a commercially reasonable manner. AccuMed shall use commercially reasonable efforts to maintain the secrecy of its trade secrets comprising any of the Technology. To the extent Licensee becomes aware of any matters or events which may affect the validity of the Patents or protection of the Technology, Licensee shall inform AccuMed of such matters or events within ten (10) business days after Licensee becomes aware of any such matters or events.

               (d) Nothing in this Section shall (i) require either AccuMed or Licensee to prosecute patents in any foreign country or (ii) restrict Licensee from exercising its exclusive license rights under this Agreement in any foreign country or throughout the Territory, regardless of whether Licensee or AccuMed elects to prosecute any application for Foreign Patents therein.

        5.2 INFRINGEMENT BY THIRD PARTIES. Each party shall inform the other party of any infringement or suspected infringement of the Patents or infringement (including any misappropriation) of the Technology of which such party becomes aware within ten (10) business days after such party becomes aware of any such infringement or suspected



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infringement. For a period of thirty (30) days after receipt by AccuMed of, or
AccuMed's sending of, such notice of infringement, AccuMed will have the exclusive right to commence an action and otherwise assert rights in the Patents and the Technology against any such infringers or suspected infringers and retain all proceeds of such action or proceeding brought by it and will have the right at its sole discretion to make any settlement or compromise with the third-party infringer. If AccuMed shall elect to prosecute any such infringer, Licensee shall take such steps as are reasonably requested by AccuMed to enable it to protect its rights under the Patents and under the Technology against any such infringement or suspected infringement. If (i) AccuMed fails to commence an action or otherwise assert its rights in the Patents and the Technology against any such infringers or suspected infringers within such thirty (30) day period and (ii) Licensee provides AccuMed with the opinion of patent counsel mutually acceptable to the parties stating that there is a likelihood of infringement or misappropriation by such suspected infringers (an "Infringement Opinion"), then Licensee may bring an action or proceeding (including any alternative dispute resolution process) to enjoin the infringement, to recover damages for it, or both and AccuMed grants Licensee the right to use AccuMed's name in connection therewith and will have the right at Licensee's sole discretion to make any settlement or compromise with the third-party infringer, in accordance with and subject to the provisions set forth below. If an Infringement Opinion is delivered to AccuMed and, accordingly, Licensee is permitted to bring such action, then Licensee may elect to deduct a percentage of its out-of-pocket costs and expenses (but otherwise will bear all other costs and expenses), which includes without limitation court costs and attorneys' fees for such action up to a maximum deduction of fifty percent (the "Fee Percentage") and shall notify AccuMed of such election and the applicable Fee Percentage when the Infringement Opinion is delivered by Licensee to AccuMed. Licensee shall be permitted to deduct from future Guaranteed Cash License Fees, and Required Royalties, as they become due under this Agreement, that portion of its out-of-pocket expenses in an amount equal to the Fee Percentage thereof. All proceeds of such action or proceeding brought by Licensee (if any) shall be shared between AccuMed and Licensee pro rata in accordance with the Fee Percentage (i.e. AccuMed shall receive the Fee Percentage of such proceeds and Licensee shall receive the remainder). If Licensee shall be permitted to bring an action pursuant to this Section, AccuMed shall take such steps as are reasonably requested by Licensee to enable it to protect its Licensee rights under the Patents and under the Technology against any such infringement or suspected infringement.

        5.3 INFRINGEMENT OF THIRD PARTY RIGHTS. If Licensee makes or incurs any out-of-pocket payments for settlements, damages, and/or royalties owing to third parties (exclusive of one-half of Licensee's court costs, attorneys' fees and other expenses of defense) as result of any claim by a third party that the Patents or Technology incorporated in any Licensed Products infringe or violate any third party patent, copyright, trademark, trade secret or other proprietary right, then Licensee may deduct an amount equal to such out-of-pocket payments from future Guaranteed Cash License Fees or Required Royalties as they become due under this Agreement. The foregoing remedy will be the exclusive remedy of Licensee for any third-party claim of infringement or misappropriation.

                                    SECTION 6
                         CONFIDENTIALITY; COLLABORATION

        6.1 CONFIDENTIALITY.

               (a) Proprietary Information. Each party will exercise all reasonable precaution to retain in confidence and not disclose proprietary information relating to (I) the Patents (except to the extent that the Patents are or become issued patents) and the Technology, (ii) product designs, prototypes, schematics, trade secrets (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, bills of material, and technical data), and embodiments thereof (in whatever form or medium), (iii) information concerning unsuccessful tests and ideas and technologies which have not worked, as well as information concerning successful technologies, (iv) information concerning either party's and its Affiliates' and subsidiaries' business plans, (v) information which either party compiles and maintains in databases for its Affiliates' and subsidiaries' internal business purposes, (vi) information disclosed to either party in documents marked "confidential," (vii) any software, firmware, documents (including, without limitation, manuals, manuscripts, drawings, blueprints, schematics, engineering logbooks, and laboratory notebooks), and methodologies, and (viii) other things and ideas which one party may disclose to the other party in connection with this Agreement or which one party may commission the other party to create, improve or develop, and any other information which a party is informed that the other party regards as confidential ("Proprietary Information"); provided however that, notwithstanding anything contained herein to the contrary, (a) such Proprietary Information shall only include such information (1) that each party actually treats as confidential and (2) with respect to which each party takes appropriate steps to safeguard from disclosure to others and (b) such Proprietary Information described in clauses (ii) through (viii) above shall only include such information which one party may disclose to and which is received by the other party.

               (b) Non-disclosure. Each party shall receive, develop and hold Proprietary Information in confidence and shall use its best efforts to preserve the confidentiality of such Proprietary Information consistent with the manner in which it protects its own most confidential business information. Disclosures of Proprietary Information to a party's personnel shall be limited to "designated employees" with a need to know same and made solely as necessary to enable them to exercise their employment or fiduciary duties. Each party shall require each of its designated employees to sign a confidentiality agreement prior to the time such individual is first allowed access to Proprietary Information.

               (c) Remedies. Each party acknowledges that its breach of the foregoing confidentiality obligations would cause the other party irreparable injury for which there would be no adequate remedy at law. Accordingly, each party agrees that if such breach or threatened breach is proved by the other party, the other party shall be entitled to appropriate injunctive relief and such other relief as the court deems equitable in the circumstances.

               (d) Duration. The parties' confidentiality obligations under this Section shall remain in effect until the later of (I) five years after the termination of this Agreement and (ii) so long as such information remains protectable as a trade secret under applicable law, even if dealings between Licensee and AccuMed have ceased.

               (e) Public Domain. This Section shall not restrict the rights of a party to disclose information that:

                      (i) is requested or consented to be disclosed by the owner thereof in writing;

                      (ii) is or becomes generally available to the public other than by breach of this Agreement or other obligation of confidentiality; or

                      (iii) one party is required by law to disclose provided, however, prior to any such disclosure, such party shall immediately notify the other party in writing if such party believes that there will be a legal requirement to disclose, to enable the other party to determine a more appropriate means of disclosure and so that the other party is provided the opportunity to contest such disclosure requirement through legal means.

        6.2 COLLABORATION WITH ACCUMED PERSONNEL. From the date hereof through May 30, 2000, AccuMed will make available to Licensee the limited time and effort of Norman J. Pressman and AccuMed's technical/scientific research and development personnel to assist and support Licensee in its capital raising activities, provided that Licensee promptly reimburse AccuMed for the reasonable, documented out-of-pocket expenses of such personnel in performing such assistance and support.

                                    SECTION 7
                     GENERAL REPRESENTATIONS AND WARRANTIES

        7.1 REPRESENTATIONS OF LICENSEE. Licensee hereby represents and warrants to AccuMed, as of the date hereof, as follows:

               (a) Licensee: (i) is a corporation duly formed and validly existing under the laws of the State of New York; (ii) has the power and authority to own its property and to carry on its business as now conducted or as presently contemplated; and (iii) has the power and authority to execute, deliver and perform this Agreement.

               (b) The execution, delivery and performance by Licensee of this
Agreement: (i) have been duly authorized by all requisite action on the part of Licensee, including any requisite approval of its board of directors; (ii) do not violate any provision of law, the certificate of incorporation or bylaws of Licensee, or any applicable order of any court or other governmental agency;
(iii) do not breach of the terms of any agreement, document, or instrument to which Licensee is a party or which is binding upon Licensee or its property; and
(iv) do not require the approval, consent, authorization or act of, or the making of any declaration, filing or registration with, any person or entity (other than as required by Licensee pursuant to Section 11.2).

               (c) This Agreement constitutes a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect and to the extent that such enforcement is subject to the principles of equity in a proceeding at law or in equity.

        7.2 REPRESENTATIONS OF ACCUMED. AccuMed hereby represents and warrants to Licensee, as of the date hereof, as follows:

               (a) AccuMed: (i) is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) has the power and authority to own its property and to carry on its business as now conducted or as presently contemplated; and (iii) has the power and authority to execute, deliver and perform this Agreement.

               (b) The execution, delivery and performance by AccuMed of this
Agreement: (i) have been duly authorized by all requisite corporate action on the part of AccuMed, including any requisite approval of its board of directors;
(ii) do not violate any provision of law, the certificate of incorporation or bylaws of AccuMed, or any applicable order of any court or other governmental agency; (iii) do not breach of the terms of any agreement, document, or instrument to which Licensee is a party or which is binding upon AccuMed or its property; and (iv) do not, subject to Licensee's obligations under Section 11.2, require the approval, consent, authorization or act of, or the making of any declaration, filing or registration with, any person or entity by AccuMed.

               (c) This Agreement constitutes a legal, valid and binding obligation of AccuMed, enforceable against AccuMed in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect and to the extent that such enforcement is subject to the principles of equity in a proceeding at law or in equity.

               (d) The Patents and Technology licensed hereunder constitute all of the Patents and Technology related to the Field owned by AccuMed.

               (e) AccuMed has not received any notice of, and to AccuMed's knowledge there is no basis to support, any third party claim that the Patents or Technology infringe upon or otherwise violate the rights of a third party.

               (f) AccuMed does not have pending, and to AccuMed's knowledge, there is no basis to assert, any claim against any current or former employee for misappropriation of the Patents or Technology.

               (g) AccuMed has good and clear title to the Technology and Patents, and there are no liens or encumbrances thereon.

                                    SECTION 8
                              DEFAULT AND REMEDIES

        8.1 TERMINATION DEFAULT. The occurrence of the following events shall constitute a "Termination Default" under this Agreement, Licensee fails to pay to AccuMed any of the Guaranteed Cash License Fee, the Required Royalty, or any other royalty payments, interest, fees, or other amounts due and owing to AccuMed and any such failure to pay shall continue for more than fifteen
(15)days after written notice thereof from AccuMed to Licensee.

         8.2 REMEDIES. If any Termination Default occurs, AccuMed may elect, at its option, any or all of the following: (a) to terminate or suspend any or all of the licenses granted under this Agreement; or (b) convert any or all of the licenses granted under this Agreement to non-exclusive licenses. This Agreement and the licenses granted by AccuMed to Licensee hereunder cannot be terminated for any default of any term or condition of this Agreement other than a Termination Default. If a default hereunder other than a Termination Default occurs, the non-defaulting or non-breaching party may not terminate this Agreement but may seek monetary damages or appropriate injunctive relief (other than termination of the licenses hereunder) from the defaulting or breaching party in a court or arbitration body of competent jurisdiction.

          8.3 CUMULATION. Each party shall have, in addition to any other rights and remedies contained in this Agreement, all of the rights and remedies available under applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

          8.4 EFFECTS OF WAIVER. The failure of either party to exercise any of its rights hereunder shall not constitute a waiver of any of such rights, or other rights or remedies available to that party hereunder or under applicable law.

          8.5 NO WAIVER. No delay or omission of either party to exercise any right under this Agreement shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in a writing signed by that party and then only to the extent in such writing specifically set forth. All remedies contained in this Agreement, or by law afforded shall be cumulative.

                                    SECTION 9
       TERM AND TERMINATION; ACCUMED BUY-BACK; PARTIAL REFUND OF PAYMENTS

        9.1 TERM. Unless earlier terminated by AccuMed pursuant to Section 8.2 or by Licensee or AccuMed pursuant to Section 9.3, this Agreement and the licenses granted herein shall terminate upon the later of (x) 20 years from the effective date hereof and (y) if any Patent shall issue, the expiration or termination of the last issued Patent, including any modifications, extensions, or reissues thereof.

        9.2 EFFECT OF PATENT INVALIDATION. As to any Patents that have or shall issue and, thereafter, if all Claims of all of the Patents should be finally determined to be invalid by a decision of a court of competent jurisdiction that is final beyond further right of appeal, then the rate of the Required Royalty shall be reduced by one-half of one percent (0.5%). Licensee acknowledges that the licenses hereunder in the Technology independent of any issued and valid Patent are valuable and reasonable consideration for the Required Royalty. Licensee shall pay (subject to paragraph (b) of Section 5.1,
Section 5.2, and Section 5.3) all Required Royalties (at the percentage rate specified on Schedule 1) due and payable before any such final determination of invalidity and during the pendency of any validity challenge, and Licensee is not entitled to any refund or credit for any past Required Royalties, or the Guaranteed Cash License Fee payments, the Cash/Stock Payment or the Stock Payment. Licensee shall pay all royalty payments accruing during the pendency of any challenge to the validity of any of the Patents.

        9.3 TERMINATION BY LICENSEE; ACCUMED BUY-BACK OF LICENSED RIGHTS.

               (a) Non-cancellation Period. Licensee shall not be entitled to terminate its obligations under this Agreement until the earlier to occur of (i) the fifth anniversary date of this Agreement and (ii) AccuMed's receipt of the Guaranteed Cash License Fee, the Cash/Stock Payment and the Stock Payment. (The period from and after the date of execution of this Agreement and ending upon the earlier event described in the immediately preceding sentence is the "Non-Cancellation Period"). After the commencement of the Non-Cancellation Period, Licensee may, at its election, (x) if Licensee shall have notified AccuMed after the Non-Cancellation Period that in Licensee's reasonable determination the commercial exploitation of the Licensed Product is not commercially viable, terminate the exclusivity of the licenses granted hereunder upon thirty (30) days' written notice to AccuMed or (y) terminate this Agreement. If Licensee shall elect to terminate the exclusivity in accordance with clause (x) above, then Licensee shall continue to be obligated to make payments to AccuMed of any Required Royalties. Licensee shall pay all amounts due and payable to AccuMed hereunder before any such election to terminate the exclusivity in accordance with clause (x) above and Licensee is not entitled to any refund or credit for any past Required Royalties, or the Guaranteed Cash License Fee payments, Cash/Stock Payment or Stock Payment.

               (b) AccuMed Buy-back of Licensed Rights. If by the [***] anniversary of this Agreement AccuMed has not received an aggregate of $[***] in Required Royalty payments, excluding the first $[***] in Required Royalty payments, AccuMed may elect to terminate this Agreement on 30 days' written notice to Licensee; provided however, that AccuMed shall repurchase all rights granted to Licensee hereunder (except as otherwise provided in this Section 9.3(b)); provided further, that Licensee may unilaterally prevent such termination and repurchase if Licensee pays AccuMed within such 30-day period $[***] in cash by wire transfer to the account designated by AccuMed. The repurchase payment shall equal the aggregate amount of


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(i)[***], and (ii)[***]. The only rights of Licensee to survive such repurchase shall be the licenses granted in Sections 2.1, 2.2 and 2.3 on a royalty free, non-exclusive basis for use only in connection with automation of Licensee's Trend CytoGram(registered trademark) in the Field.

        9.4 EFFECT OF TERMINATION. Upon any termination of this Agreement becoming effective, Licensee shall be relieved of all duties and obligations, except that Licensee shall in any event be obligated to pay to AccuMed (i) royalties and interest accrued and unpaid up to that time and royalties and interest subsequently due on Licensed Products used, sold, leased or rented for use in connection with the rights granted under this license prior to termination becoming effective and (ii) any unpaid Required Royalties accrued and unpaid as of the time of such termination. Licensee shall under no circumstances be entitled to a return of monies theretofore paid or to an abatement of royalties and interest accrued and unpaid on the effective date of termination, including royalties and interest on Licensed Products used, rented or sold in connection with the rights granted under this license prior to the effective date of termination. If this Agreement shall terminate, then Licensee shall, upon request of AccuMed, promptly return to AccuMed (or, at AccuMed's discretion, destroy and certify to AccuMed the destruction of) the originals and all copies of any and all materials in its possession or under its control to the extent they are Copyrighted Works. Upon any election by Licensee in accordance with this Agreement to convert the licenses hereunder to non-exclusive licenses, then Licensee shall, upon request of AccuMed, promptly return to AccuMed copies of any and all materials and documents in its possession or under its control to the extent these materials relate in any manner to the Licensed Product.

        9.5 SURVIVAL OF CERTAIN TERMS. Notwithstanding the termination of this Agreement as provided above, Sections 2.5, 5.3, 6.1, 8.1, 8.2, 8.3, 8.4, 8.5,
9.1, 9.2, 9.3, 9.4, 9.5, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8 11.9,
and 11.10 shall survive the termination of this Agreement. All representations, warranties, indemnities and covenants contained in this Agreement shall continue in full force and effect and shall survive notwithstanding the final payments of all amounts due hereunder or the termination of this Agreement in any manner whatsoever.

        9.6 TECHNOLOGY ESCROW. Within 45 days following the date hereof, AccuMed shall deposit into escrow documentation, in the forms mutually agreed by the parties, of all the Technology and Patents, including without limitation technical drawings, (the "Escrow"). AccuMed shall provide Licensee a listing of all documentation placed in the Escrow. The Escrow shall provide that upon AccuMed filing for bankruptcy protection, or ceasing to do business and AccuMed has not assigned its obligations hereunder pursuant to Section 11.8, then the contents of the Escrow shall be released to Licensee.


                                   SECTION 10
            REGISTRATION OF LICENSEE COMMON STOCK; RESALE LIMITATIONS


---------------

[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        10.1 LISTING OF LICENSEE COMMON STOCK. Licensee shall take such actions as are necessary to have the Licensee Common Stock which is issued to AccuMed to be included for trading on the Nasdaq Bulletin Board or in such Nasdaq market or stock exchange on which the Licensee Common Stock is traded at the time the Licensee Common Stock is issued to AccuMed.

        10.2 REGISTRATION UNDER SECURITIES ACT. (a) Licensee shall register for resale all shares of Licensee Common Stock issued to AccuMed pursuant to this Agreement (the "Registrable Securities") under the Securities Act of 1933, as amended (the "Act"). Licensee shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities and shall use its reasonable best efforts to cause such registration statement to become effective.

               (b) In the event that at the time Licensee is required to register the Registrable Securities Licensee is in the process of preparing a registration statement under the Act relating to an underwritten public offering, then no holder of securities of Licensee, including Requesting Holders, may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the securities being underwritten. Shares to be excluded from an underwritten public offering shall be selected in a manner provided in this Section 10.3. To the extent only a portion of the Registrable Securities held by AccuMed is included in the underwritten public offering, a registration statement covering those Registrable Securities which are excluded from the underwritten public offering will be filed within 180 days of the consummation of the underwritten public offering.

               (c) Licensee shall pay the expenses described in Section 10.5 for the registration statement filed pursuant hereto, except for underwriting discounts and commissions and legal fees of AccuMed, which shall be borne by AccuMed.

        10.3 UNDERWRITTEN OFFERING. If any registration pursuant hereto shall be underwritten in whole or in part, Licensee may require that the Registrable Securities be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities together with any other shares which have similar registration rights (such shares and the Registrable Securities being collectively referred to as the "Requested Stock") would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by Licensee or interfere with the successful marketing of the shares of stock offered by Licensee, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. A registration statement covering those shares of Requested Stock excluded from the underwritten offering will be filed within 180 days of the consummation of the underwritten public offering.

        10.4 REGISTRATION PROCEDURES. Licensee will:

               (a) prepare and file with the SEC a registration statement with respect to the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become and remain effective until the Registrable Securities are freely salable without the volume limitations of Rule 144;

               (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Securities are freely salable without the volume limitations of Rule 144;

               (c) furnish to AccuMed and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as AccuMed may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that Licensee shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (e) notify AccuMed, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (f) notify AccuMed promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

               (g) prepare and file with the SEC, promptly upon the request of AccuMed, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for AccuMed (and concurred in by counsel for Licensee), is required under the Act or the rules and regulations thereunder in connection with the distribution of Registrable Securities by AccuMed;

               (h) prepare and promptly file with the SEC and promptly notify AccuMed of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

               (i) advise AccuMed, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        10.5 EXPENSES.

               (a) All fees, costs and expenses of and incidental to registration hereunder, inclusion and public offering (as specified in paragraph
(b) below) in connection therewith shall be borne by Licensee, provided, however, that AccuMed shall bear its pro rata share of the underwriting discount and commissions and transfer taxes.

               (b) The fees, costs and expenses of registration to be borne by Licensee as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Licensee, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for AccuMed and any other expenses incurred by AccuMed not expressly included above shall be borne by the AccuMed.

        10.6 INDEMNIFICATION.

               (a) Licensee will indemnify and hold harmless AccuMed, its directors and officers, and any underwriter (as defined in the Act) for AccuMed and each person, if any, who controls AccuMed or such underwriter within the meaning of the Act, from and against, and will reimburse AccuMed and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which AccuMed or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Licensee will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by AccuMed, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (b) AccuMed will indemnify and hold harmless Licensee, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Licensee, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which Licensee or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of AccuMed specifically for use in the preparation thereof.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 10.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

        10.7 RESALE LIMITATIONS. During each of the first four 30-day periods beginning on the date on which Licensee delivers to AccuMed a certificate or certificates representing the Cash/Stock Payment, AccuMed shall not sell, transfer or otherwise dispose of more than 25% of the total number of those shares of Licensee Common Stock constituting the Cash/Stock Payment.


                                   SECTION 11
                            MISCELLANEOUS PROVISIONS

        11.1 USE OF BRANDING AND NAMES. As to any Licensed Product delivered hereunder which bears branding of an AccuMed trademark, trade name or service mark, Licensee shall not remove or obscure such branding. Licensee may negotiate with AccuMed to deliver Licensed Products under private labeling on mutually acceptable terms.

        11.2 GOVERNMENT AUTHORIZATION. Licensee assumes the obligation at all times, and at its own expense, of complying with all laws, requirements, and regulations of the government of the Territory affecting or relating to this Agreement or the Licensed Product.

        11.3 LIMITATION OF LIABILITY AND WARRANTIES; INDEMNIFICATION.

               (a) AccuMed DISCLAIMS ANY WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, FOR ANY INFORMATION OR THE RESULTS OF USING ANY INTELLECTUAL PROPERTY LICENSED UNDER THIS AGREEMENT WITH RESPECT TO Licensee OR ANY PURCHASER OF LICENSED PRODUCTS, OR (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.3) INTELLECTUAL PROPERTY INFRINGEMENT RELATED IN ANY WAY TO THIS AGREEMENT.

               (b) Notwithstanding anything to the contrary contained herein, no party shall, under any circumstances, be liable to any other party for consequential, incidental, or special damages of the other party, including but not limited to, lost profits, even if such party has been apprised of the likelihood of such damages.

               (c) Licensee shall fully protect, indemnify and hold harmless AccuMed and its subsidiaries, Affiliates and their officers, directors, and employees from and against any and all costs, expenses, liabilities, or claims of whatsoever nature or kind of any injury or damage, including, without limitation, consequential damages, to third persons or property of third persons, based upon or arising directly out of or resulting directly from:

                      (i) Any breach by Licensee of any of its obligations or covenants contained herein;

                      (ii) Licensee's or its agent's manufacture, use, servicing, maintenance, or sales of the Licensed Products, or parts thereof;

                      (iii) Any claims alleging product liability, false or misleading advertising, disease or death of any person, negligence or other tortious acts or omissions based on the design and application of the Licensed Products; or

                      (iv) Any claims for Licensee's negligent or willful acts or omissions.

               (d) If Licensee or any of its customers, distributors, agents, or dealers is charged with or sued for infringement of any Patent by reason of having manufactured, used, offered to sell, or sold any of the Licensed Products within the scope of this Agreement herein granted, Licensee shall have the sole responsibility for the investigation of each such charge or suit of infringement, the defense of each such charge or suit, and the settlement of each charge or suit.

               (e) From and after the date of any first Sale of any Licensed Product and during the term of this Agreement, Licensee shall maintain at its own expense comprehensive general liability insurance for claims for damages arising from bodily injury (including death) and property damages caused by, or arising out of, acts or omissions of its employees and shall name AccuMed as an additional insured thereon. The minimum limits of such insurance will be $1,000,000 per individual; $2,000,000 per accident involving bodily injury; and $1,000,000 per accident involving property damage. Maintenance of such insurance coverage shall not relieve Licensee of any responsibility under this Agreement for damages in excess of such insurance limits. Licensee shall name AccuMed as an additional insured on its general commercial liability insurance policies, and Licensee shall furnish or cause to be furnished to AccuMed a certificate of such insurance promptly upon request by AccuMed. Any such insurance policy shall provide that the insurer shall give AccuMed at least thirty days' prior written notice of any impending cancellation, nonrenewal, expiration, or reduction in coverage of the insurance.

        11.4 ENTIRE AGREEMENT. This Agreement, together with the Schedules incorporated by reference herein and the Mutual Non-disclosure Agreement effective December 1, 1999 between the parties, constitutes the entire agreement between AccuMed and Licensee relating to the subject matter hereof. There are no terms, obligations, covenants, representations, statements, or conditions other than those contained herein and therein. No variation or modification of this Agreement or waiver of any of the terms or provisions hereof shall be deemed valid unless made in a writing signed by all parties hereto.

        11.5 NOTICES. All notices and other communications required or desired to be served, given, or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

If to AccuMed:

920 N. Franklin St., Ste. 401
Chicago, IL 60610

Attn: Paul F. Lavallee
Chairman and Chief Executive Officer

Telephone no. 312-642-9200
Telecopy no. 312-642-3101

If to Licensee:

BCAM International, Inc.
1800 Walt Whitman Road
Melville, NY 11747

Attn: Michael Strauss
Chairman, President and Chief Executive Officer
Telephone no.  516-752-3550
Telecopy no.    516-752-3558

or, as to each party, at such other address as designated by such party in a written notice to the other party. Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by telecopy. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail and notice sent as provided in clause (iv) above shall be effective upon transmission. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

        11.6 HEADINGS. The headings appearing at the beginning of the numbered articles and sections hereof have been inserted for convenience only and do not constitute any part of this Agreement.

        11.7 INVALID SECTIONS. Should any one section, or portion thereof, of this Agreement be held invalid or invalidated by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent jurisdiction or by a legally enforceable directive of any governmental body, such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible, and, if unenforceable, shall be divisible and deleted in such jurisdiction; and otherwise this Agreement shall not be affected.

        11.8 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Licensee and its successors and assignees permitted hereunder and AccuMed and its successors and assignees permitted hereunder. Licensee shall not assign this Agreement, except in a sale of substantially all of the assets or equity shares of Licensee, to, or through a merger of Licensee into, another entity which agrees in writing to be bound by this Agreement. AccuMed shall not assign this Agreement, except in a sale of substantially all of the assets or equity shares of AccuMed to, or through a merger of AccuMed into, another entity which agrees in writing to be bound by this Agreement.

         11.9 GOVERNING LAW; JURISDICTION. This Agreement shall be considered as having been made in the United States of America and shall be construed and the respective rights of the parties determined in accordance with the laws of the State of Illinois. Each party hereto agrees that any legal action or proceeding arising hereunder shall be brought either in federal or state courts located in Cook County, Illinois and irrevocably submit themselves to the jurisdiction of those courts.

         11.10 INDEPENDENT CONTRACTORS. Each party hereto acknowledges that it is and will be an independent contractor and under no circumstances shall such be considered an agent, employee, partner or joint venturer of or with any other party hereto. No authority or right is granted to any party to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party.

         11.11 FIRST NOTIFICATION. AccuMed shall notify Licensee within five business days after receiving a bona fide offer to purchase substantially all of its assets or to be acquired in a merger, or following the date on which AccuMed's board of directors adopts a resolution directing management to seek such an offer.

         11.12 PRESS RELEASES. AccuMed and Licensee shall issue, individually or jointly, an initial press release or releases disclosing execution of this Agreement. If the initial press release is joint, the parties will mutually agree to the language. If the initial press releases as individual, each party must approve the other party's language, which approval will not be unreasonably withheld. Neither AccuMed nor Licensee shall issue a press release or make any other public announcement regarding the subject matter of this Agreement without the prior agreement of the other party, unless the releasing party, in good faith, believes it is required to make such announcement under the federal securities laws or applicable rules of Nasdaq or the stock exchange on which its stock is quoted or traded.

         11.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all of which together shall constitute one and the same instrument.


               IN WITNESS WHEREOF, the parties hereto have caused this Patent and Technology License Agreement to be executed as of the day and year first above written.

ACCUMED INTERNATIONAL, INC.


By:  /s/ Paul F. Lavallee
     ------------------------------
     Paul F. Lavallee
     Chairman and Chief Executive Officer


BCAM INTERNATIONAL, INC.


By:  /s/ Michael Strauss
     ------------------------------
      Michael Strauss
      Chairman, President, and Chief Executive Officer



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